Registration No. 333-213009

As filed with the Securities and Exchange Commission on April 20, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

 _________________________

Post-Effective Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Item 501(1)(b)(8)(iii) of Regulation S-K.

GEANT CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	38-3993849 I.R.S. Employer Identification Number

Kiranthidiya road 114, Beruwala, Sri Lanka, 12070

Phone: +17027510467

E-mail: office@geantcorp.com

 (Address, including zip code, and telephone number,

Including area code, of registrant’s principal executive offices)

BUSINESS FILINGS INCORPORATED.

 311 S Division Street, Carson City, NV 89703

Tel: 608-827-5300

 (Address, including zip code, and telephone number,

Including area code, of agent for service)

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. Ј

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. Ј

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. Ј

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer Ј	Accelerated filer Ј
Non-accelerated filer Ј	Smaller reporting company ☒
(Do not check if a smaller reporting company)

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-1 (Registration No. 333-213009) (the “Registration Statement”) of Geant Corp., a Nevada corporation (the “Registrant”), which was declared effective on October 24, 2016. The Registration Statement registered for sale 2,000,000 shares of the Registrant’s common stock. The Registrant sold 855,000 shares under the Registration Statement.

In accordance with its undertakings made by the Registrant in the Registration Statement, the Registrant hereby amends the Registration Statement to deregister 1,145,000 shares of common stock that were registered but not sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this post-effective amendment to the Registration Statement to be signed by the following persons in the capacities and on the date April 20, 2017.

GEANT CORP.

By:	/s/	Suneetha Nandana Silva Sudusinghe
	Name:	Suneetha Nandana Silva Sudusinghe
	Title:	President, Treasurer, Secretary and Director
(Principal Executive, Financial and Accounting Officer)